Exhibit 10(v)

                        SANDBOX ENTERTAINMENT CORPORATION
              ISO AWARD AGREEMENT UNDER 1995 EQUITY INCENTIVE PLAN


                                     [DATE]



______________________
______________________
______________________

Dear _____________:

         I am happy to advise you that you have been selected by the Board of Directors (the "Board") administering the 1995 Equity Incentive Plan of Sandbox Entertainment Corporation (the "Company"), to receive an incentive stock option and that on _______, 1996, you were granted an option to purchase ________________ (__________) shares of the Company's Class A Common Stock ($.001 par value) at a price of ___________ ($_____) per share (the "Stock"). The option granted to you is subject to the terms and conditions of the Company's 1995 Equity Incentive Plan (the "Plan") and such additional terms and conditions as are set forth in this Award Agreement (collectively the "Agreement"). The terms of the Plan are incorporated by reference in this Award Agreement and govern the granting, holding and exercise of your option as though set forth in full in this letter. A copy of the Plan is attached as Exhibit A for your review. All capitalized terms used in this Award Agreement and not otherwise defined herein shall have the meanings expressly assigned thereto in the Plan.

         The Board has imposed the following additional terms and conditions relating to your option and its exercise:

         1. You may exercise your option, only in accordance with Paragraph 3 below, by delivery to the Company (in care of its Secretary) at the principal offices of the Company, presently located at 2231 East Camelback Road, Suite 224, Phoenix, Arizona 85016, written, irrevocable notice of exercise in the form attached to this letter as Exhibit B, specifying the number of shares with respect to which the option is being exercised, together with payment of the exercise price for those shares in cash or by check. Any other form of exercise or tender may be refused by the Company, acting through the Board or otherwise, in its discretion.
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         2. Your  option is not  transferable  other than by will or the laws of descent and distribution and is exercisable, during your lifetime, only by you. You may not assign or otherwise transfer or encumber your option or any interest in your option to any person in any way.

         3. (a) Provided you are then an employee of the Company and subject to the further provisions of this Paragraph 3, your option shall first vest and become exercisable, with respect to the shares subject to your option on the dates set forth below (the "Vesting Dates"), and not before, with respect to the designated number of shares as follows:


 Number of Shares Vesting                         Vesting Dates
     2,000                                        ___________, 1997
     2,000                                        ___________, 1998
     2,000                                        ___________, 1999
     2,000                                        ___________, 2000
     2,000                                        ___________, 2001

         Notwithstanding any other provision of this Agreement (other than Paragraph 3(f) below), your option, to the extent not previously exercised, shall automatically terminate and be of no further force or effect on and as of 5:00 o'clock p.m., M.S.T., of the date which is the tenth (10th) anniversary of the date of grant of this option.

         (b) In the event you leave the Company for any reason whatsoever (including your death or Disability, or termination by your voluntary resignation or at the direction of the Company, with or without Cause) prior to any Vesting Date, your unexpired option shall automatically terminate to the extent it has not vested pursuant to Paragraph 3(a) above or Paragraph 3(f) below, and your rights with respect to the option to the extent it has vested shall be governed by Section 6.3 of the Plan and Paragraphs 3(c) and 3 (g) below.

         (c) In the event you leave the employment of the Company for any reason whatsoever, including termination by your voluntary resignation or at the direction of the Company, with or without Cause, or of your death or Disability, the Company (or its nominee) shall have the right (but not the obligation) to purchase any shares of Stock held by you (including shares acquired pursuant to Section 6.3 of the Plan). If the termination of your employment is for Cause, the purchase price for your Stock shall be the lower of the exercise price you paid for such shares or the Fair Market Value per share of such Stock, as defined in the Plan. If the termination is for any other reason, the purchase price for your Stock shall be the Fair Market Value per share.

                  (i) The Company (or its nominee) shall exercise this right to repurchase the shares of Stock, if at all, within six (6) months following the date of
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         the  termination  of your  employment  with the  Company by  delivering written notice of exercise to you or your personal representative.

                  (ii) Payment on such exercise by the Company shall be made by an initial payment on the Consummation Date (defined below) equal to 20% of the purchase price, and the balance shall be made in four (4) equal annual installments of principal and accrued interest commencing on the first anniversary of the Consummation Date, and on the next four
         (4) anniversaries of the Commencement Date. Interest shall commence to accrue from the Consummation Date at the prime rate of interest in effect on the Consummation Date as announced in the Wall Street Journal (or a reasonable substitute selected by the Board), and it shall be adjusted annually thereafter to the then-existing Wall Street Journal-announced prime rate (or a reasonable substitute selected by the Board), which adjusted rate of interest shall remain in effect for the entire year then beginning (interim changes in the prime rate during the year being disregarded). The "Consummation Date" for purposes of this Paragraph shall be the sixtieth (60th) day following delivery of the Company's notice of exercise, provided that such date may be extended by you or your personal representative by written notice to a date not later than the earlier of ten (10) days after all holding periods under Section 422 of the Internal Revenue Code expire or consummation of a transaction (e.g., merger, consolidation, stock sale) pursuant to which the holder of your shares would be entitled to receive consideration of any kind. The Company may, at its election, prepay amounts due under this Paragraph, without premium or penalty.

         (d) In the event any shares of Stock acquired pursuant to exercise of options hereunder, or any interest therein, are to be transferred, voluntarily or involuntarily (including, without limitation, any sale, encumbrance, foreclosure or transfer in lieu thereof, or by operation of law, any division of marital property on account of divorce or legal separation being deemed a "transfer" for purposes hereof, but excluding transfers to which Paragraph 3(c) hereof applies), the Company (or its nominee) shall have a right of first refusal as follows:

                  (i) You (or the holder of such shares if not you) shall give the Company advance written notice detailing all the terms of the proposed transfer. The Company (or its nominees) shall have the right (but not the obligation), exercisable upon delivery to the transferring shareholder of written notice of acceptance within thirty (30) days following receipt of the notice of proposed transfer described in the preceding sentence, to repurchase all or any of such shares on the terms and conditions set forth in such notice;

                  provided that the per share purchase price shall be the lesser of (X) the price, plus the Fair Market Value of any non-cash consideration, stated in the notice or (Y) the Fair Market Value of
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                  the shares (and shall be the Fair Market Value in the event of a transfer not involving any consideration);  and

                  provided further that the purchase price shall be payable, at the election of the Company (or its nominees), either on the terms set forth in the transferor's notice or in installments with interest as set forth in Paragraph 3(c)(ii). The Company may, at its election, prepay amounts due under this Paragraph, without premium or penalty.

                  (ii) The date for consummating such purchase shall be the sixtieth (60th) day following delivery of the Company's (or its nominees') notice of exercise, provided that such date may be extended by the transferring shareholder by written notice to a date not later than the earlier of ten (10) days after all holding periods under
         Section 422 of the Code expire. Failure by the Company (or its nominees) (without default by the transferring shareholder) to close such purchase within the above 60-day period shall give the transferring shareholder the right to transfer such shares or interest therein on the terms and to the person described in the notice during the 60 days following expiration of the original 60-day period; provided that the shares or interest therein to be transferred shall for all purposes remain subject to this agreement. If the transferring shareholder fails to close the proposed transfer on those terms within such second 60-day period, the proposed transfer shall again be subject to the terms of this Paragraph 3(d). Notwithstanding the foregoing, such shares may be transferred or retransferred without invoking this right of first refusal between you and trusts of which you and/or your spouse are the sole beneficiaries by giving prior written notice certifying such a transfer is to be made; provided that following any such transfer, such shares shall remain subject to this right of first refusal and all the other provisions of this Agreement.

         (e) For so long as the Company's right to repurchase the Stock as set forth in this Paragraph 3 remains effective, neither you, nor your personal representative(s), devisee(s), heir(s), successor(s), or assignee(s) shall sell, assign or otherwise transfer any shares of Stock or interest therein without obtaining the written agreement of the purchaser, assignee or transferee that the shares remain subject to this repurchase right, and you agree that certificates evidencing the Stock may be legended to reflect the foregoing restrictions.

         (f) In its sole discretion, the Board may waive or accelerate vesting of options, or waive or extend expiration dates (other than the final expiration
date  set  forth  in  Paragraph   3(a)  above).   In  addition,   vesting  shall
automatically be deemed waived on the date which is thirty (30) days prior to a "Change in Control". For purposes of this Agreement, "Change of Control" means each of the following:
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                  (A) Any transaction,  or series of  transactions,  whereby any person (as that term is used in Section 13 and 14(d)(2) of the Exchange
         Act), excluding affiliates of the Company as of the Effective Date, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act) directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

                  (B) Any merger, consolidation, or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Stock would be converted into cash, securities, or other property, other than a merger or consolidation with a wholly owned Subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company and all then outstanding Awards are assumed by the successor corporation, which assumption shall be binding on all Participants; or

                  (C) The sale, transfer, or other disposition of all or substantially all of the assets of the Company.

         (g) Paragraph 3(d) shall terminate and be of no further force or effect automatically upon the closing of an initial public stock offering of the Company's common stock under the Securities Act the result of which is that the Company's common stock is traded, or quoted, as applicable, on a national securities exchange, over the counter on NASDAQ, or through the NASD's National Market System (an "IPO").

         4. The Company will reserve or keep available at all times sufficient shares of its common stock to permit the exercise of your option and all other options granted or to be granted under the Plan.

         5. It is contemplated that the common stock in the Company to be issued to you upon exercise of your option will not be registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities laws, in reliance on exemptions from registration thereunder. If in the opinion of counsel satisfactory to the Company no exemption from registration is then available, or if such issuance is otherwise in violation of applicable law at the time purchase rights are exercised under this option, then the Company's obligation to issue shares of its common stock upon exercise of your option shall be suspended until such time as the Company's counsel determines that an exemption from registration is available and such shares can be issued without violation of law. If such an exemption is available in the opinion of such counsel, and such issuance is not otherwise in violation of applicable law you (or your personal representative(s), devisee(s), or heir(s)) will deliver to the Company as a condition precedent to giving notice of each exercise, an investment letter agreement in form and substance satisfactory to the Company to enable the Company to comply with the Act or other applicable securities laws and which may, among other things, limit or condition the right to dispose of shares acquired under your option. Dispositions of the shares of Stock acquired by exercise of your option will be permitted only if in the opinion of counsel satisfactory to the Company such disposition is not in violation of the Act, any applicable state securities laws, or any other applicable law, regulation or rule, and you (or your personal representative(s), devisee(s), or heir(s)) deliver to the Company a letter agreement in form and substance satisfactory to the Company whereby your successor(s) or assign(s) agrees to be bound by the terms and conditions of Paragraph 3 above and this Paragraph 5. You (and your personal representative(s), devisee(s), or heir(s)) agree to pay all costs of obtaining any legal opinions and all costs in connection with proposed exercise of your option or dispositions of shares acquired pursuant to your option.

         6. You agree to pay to the Company or to make arrangements satisfactory to the Board to pay to the Company, at such time as any income is recognized by you with respect to this option, any Federal, state, or local taxes of any kind required by law to be withheld on such income by the Company. In the event of a disposition or other transfer by you of common stock issued to you upon exercise of your options, you agree to provide to the Company promptly written notice describing in reasonable detail the disposition or transfer, including without limitation the sale price, if any, and date of transfer or disposition.

         7. The Board may effect certain amendments to the Plan (within the limitations prescribed by the Plan) and the Board has the ultimate and conclusive authority to interpret and administer the Plan and options (including this option) granted under it.

         8. The Plan and this option granted to you thereunder are governed by, and shall be interpreted according to, the laws of the State of Arizona.

         9. Each party hereto agrees to do all such things and take all such actions, and to make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purpose of this Agreement.

         Section 422 of the Internal Revenue Code of 1986, as amended, provides for advantageous tax treatment upon the disposition of shares acquired pursuant to an incentive stock option such as you have been granted herein. However, in order to qualify presently for such advantageous treatment, you must make no disposition of Company shares acquired by you pursuant to this option within two
(2) years from the date of grant of the option nor within one (1) year after the shares of the Stock are transferred to you. Although the foregoing holding period requirements do not represent a term or condition of the option, you may find that it is in your best interests to comply with them. Because the tax effect may vary depending on your personal circumstances, and the tax laws may change from time to time, it is strongly recommended that you consult with tax counsel or a tax advisor in order to realize any available tax benefits associated with this option.

         This Award Agreement only grants the options described above and is not an employment agreement or a promise or assurance of continued employment for any period
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of time,  including any period of time  necessary to permit full exercise of the options under Paragraph 1 above.

         Please acknowledge your receipt of this Award Agreement, together with the materials referred to herein and your agreement to the terms and conditions of your option as set forth herein and in the Plan by signing the enclosed copy of this letter and returning it promptly to the Secretary of the Company at the address set forth in Section 1 of this letter. Any questions concerning any matter relating to your incentive stock option or the Plan should also be addressed to the Secretary.

                                             Very truly yours,

                                             Sandbox Entertainment Corporation



                                             By _____________________________
                                                Its Authorized Officer


ACCEPTED AND AGREED:


_________________________
Employee


The undersigned, as spouse of the grantee identified above, hereby confirms that the community property of Employee and the undersigned is subject to and bound by the agreement set forth above.


_________________________
Spouse of Employee
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                                   EXHIBIT "A"

                                  [Attach Plan]
                                  -------------

                                   EXHIBIT "B"

                          NOTICE OF EXERCISE OF OPTION
                              TO PURCHASE SHARES OF
                        SANDBOX ENTERTAINMENT CORPORATION
                          AND RECORD OF STOCK TRANSFER

         I hereby exercise my Incentive Stock Option granted by Sandbox Entertainment Corporation under the 1995 Equity Incentive Plan (the "Plan") subject to all the terms and provisions referred to in the Plan and my related Award Agreement dated _______________, and notify you of my desire to purchase _______ shares of Common Stock of Sandbox Entertainment Corporation (the "Company") which were offered to me pursuant to said Option. Enclosed is my check in the sum of $_______ in full payment for such shares.

         I hereby represent that the _______ shares of the Company's Common Stock to be delivered to me pursuant to the above-mentioned exercise of the Option granted to me on _______ are being acquired by me as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. I also represent that I have read and fully understand the Plan and the Award Agreement, including without limitation the restrictions on transfer of the shares hereby being acquired and the Company's repurchase rights with respect to such shares. I agree to indemnify the Company and its subsidiaries, together with their respective officers and directors, against any and all liabilities, losses, damages and expenses (including reasonable attorney fees) arising from or in connection with any disposition of the shares hereby being acquired, or any interest therein, in violation of applicable securities laws or regulations.

Dated:  _______________, 19__.


                                            _________________________________
                                            Employee's Signature



                                            _________________________________
                                            Signature of Employee's Spouse

         Receipt is hereby acknowledged of the delivery to me by _______ on _______ of stock certificates for _______ shares of Common Stock purchased by me pursuant to the terms and conditions of the 1995 Equity Incentive Plan referred to above, which shares were transferred to me on Sandbox Entertainment Corporation's stock record books on _______, 19__.



                                            _________________________________
                                            Employee